EXHIBIT 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Plan Administrator
Worthington Industries, Inc. Deferred Profit Sharing Plan:
We consent to the incorporation by reference in the registration statement (No. 33-57981) on Form S-8 of Worthington Industries, Inc. of our report dated May 5, 2006, with respect to the financial statements and supplemental schedule of the Worthington Industries, Inc. Deferred Profit Sharing Plan as of and for the year ended December 31, 2005, which report appears in the annual report on Form 11-K of the Worthington Industries, Inc. Deferred Profit Sharing Plan.
MEADEN & MOORE, LTD.
Certified Public Accountants
June 23, 2006
Cleveland, Ohio

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